UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2010 (November 2, 2010)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1625 Broadway, Suite 780, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The stockholders of Triangle Petroleum Corporation (the “Company”) previously granted discretionary authority to the board of directors of the Company (the “Board”) to amend its Articles of Incorporation to effect a reverse stock split, pursuant to which existing shares of the Company’s common stock would be combined into new shares of the Company’s common stock at an exchange ratio between 1-for-3 and 1-for-10, with the exact exchange ratio and timing of the reverse stock split to be determined at the discretion of the Board. On November 2, 2010, the Board established the exchange ratio at 1-for-10. In connection with the reverse stock split, Board has decreased the number of shares of authorized common stock from 150,000,000 shares to 70,000,000. A copy of the Company’s Articles of Incorporation, as amended, are attached hereto as Exhibit 3.1. See Item 8.01 for further information.

Item 7.01.	Regulation FD Disclosure.

On November 2, 2010, the Company received notice that, subject to the satisfaction of certain conditions, its common stock was authorized for listing on the NYSE Amex stock exchange. The listing of the Company’s common stock on the NYSE Amex is conditioned upon the Company’s completion of a 1-for-10 reverse stock split and of an offering of the Company’s common stock. The Company’s 1-for-10 reverse stock split will be effective for trading purposes on November 5, 2010 (the “Effective Date”) and the Company currently expects that shares of its common stock will begin trading on the NYSE Amex on the Effective Date, under the trading symbol “TPLM.” The Company can give no assurance that the condition related to the completion of the Company’s offering will be satisfied by this date or at all. The Company will delist from the OTC Bulletin Board once trading commences on the NYSE Amex.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing. This release does not constitute an offer to sell, or the solicitation of an offer to buy, the Company’s common stock, nor will there be any sale of the Company’s common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Item 8.01.	Other Events.

On November 2, 2010, the Company received notification from the Financial Industry Regulatory Authority (“FINRA”) that the 1-for-10 reverse stock split previously approved by the Company’s stockholders will take effect on the Effective Date. Unless the Company’s common stock is then trading on NYSE Amex, on the Effective Date, the Company’s OTC Bulletin Board trading symbol will be changed from “TPLM” to “TPLMD” for approximately 20 business days after which it will revert to TPLM.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation, as amended, effective as of November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation, as amended, effective as of November 4, 2010.